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                                                                      EXHIBIT 21

                              NUEVO ENERGY COMPANY

Subsidiaries of the Registrant

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
                                              State of
      Name                                  Incorporation
      ----                                 ---------------
      Rubicon Venture, Inc.                Delaware

      The Nuevo Congo Company              Delaware

      The Congo Holding Company            Texas

      Nuevo Financing I                    Delaware

      Nuevo Ghana, Inc.                    Delaware

      Nuevo International Inc.             Delaware

      Nuevo Congo Ltd.                     Cayman Islands

      Nuevo International Holdings Ltd.    Cayman Islands

      Nuevo Tunisia Ltd.                   Cayman Islands

      Pacific Interstate Offshore Company  California

      Nuevo Anaguid Ltd.                   Cayman Islands

      Nuevo Alyane Ltd.                    Cayman Islands

      Nuevo Canada Inc.                    Alberta, Canada